SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

CLICK2LEARN, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2

April 30, 2002

To Our Stockholders:

      You are cordially invited to attend the 2002 Annual Meeting of Stockholders (the “Meeting”) of Click2learn, Inc. (“Click2learn”) to be held at our headquarters, 110 – 110th Avenue NE, Bellevue, Washington, on Wednesday, May 29, 2002, at 10:00 a.m., Pacific Daylight Time. The matters expected to be acted upon at the Meeting include the following:

•	the election of three Class I directors and one Class III director;

•	the amendment of our Certificate of Incorporation to increase the number of authorized shares from 42,000,000 shares consisting of 40,000,000 shares of common stock and 2,000,000 shares of preferred stock to 105,000,000 shares consisting of 100,000,000 shares of common stock and 5,000,000 shares of preferred stock; and

•	the ratification of KPMG LLP as our independent accountants and auditors for 2002.

      Each of these proposals is described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

      Please use this opportunity to take part in Click2learn’s affairs by voting on the business to come before this Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE PRIOR TO THE MEETING SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING. Returning the proxy does not deprive you of your right to attend the Meeting and to vote your shares in person. If you do plan to attend the Meeting in person, please mark the appropriate box on the enclosed proxy so that we can plan appropriately for the Meeting.

      We hope to see you at the Meeting.

Sincerely,

KEVIN OAKES
Chairman and Chief Executive Officer

NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
PROPOSAL NO. 1 -- ELECTION OF DIRECTORS
THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.
PROPOSAL NO. 2 -- AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND PREFERRED STOCK
PROPOSAL 3 -- RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS
DIRECTORS AND EXECUTIVE OFFICERS OF CLICK2LEARN
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
REPORT ON EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION Summary Compensation Table
Option and SAR Grants in Fiscal 2001
Fiscal Year End Option Values
COMPANY STOCK PRICE PERFORMANCE
REPORT OF THE AUDIT COMMITTEE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCKHOLDER PROPOSALS
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
OTHER BUSINESS

CLICK2LEARN, INC.

110 – 110TH AVENUE NE
BELLEVUE, WASHINGTON 98004

NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

      NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Stockholders (the “Meeting”) of Click2learn, Inc. (“Click2learn”) will be held at Click2learn’s headquarters, 110 – 110th Avenue NE, Bellevue, Washington on Wednesday, May 29, 2002 at 10:00 a.m. Pacific Daylight Time.

      At the Meeting, you will be asked to consider and vote upon the following matters:

1. The election of three Class I directors and one Class III director, the Class I directors to serve until the Annual Meeting of Stockholders held in 2005 and the Class III director to serve until the Annual Meeting of Stockholders held in 2004, and until their successors have been elected and qualified or until their earlier resignation, death or removal. Click2learn’s Board of Directors intends to present the following nominees for election as directors:

Class I Directors	Class III Director
Jonathan D. Klein	Vijay Vashee
Sally Narodick
John W. Coné

2. A proposal to approve an amendment of Click2learn’s Certificate of Incorporation to increase the number of authorized shares from 42,000,000 shares consisting of 40,000,000 shares of $.01 par value common stock and 2,000,000 shares of $.01 par value preferred stock to 105,000,000 shares consisting of 100,000,000 shares of $.01 par value common stock and 5,000,000 shares of $.01 par value preferred stock.

3. A proposal to ratify the selection of KPMG LLP as Click2learn’s independent accountants for 2002.

4. Such other business as may properly come before the Meeting or any adjournment thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on April 5, 2002 are entitled to notice of and to vote at the Meeting or any adjournment thereof.

By Order of the Board of Directors

STEVEN ESAU
Secretary

Bellevue, Washington

April 30, 2002

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE,

DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN
THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR
SHARES MAY BE REPRESENTED AT THE MEETING.

CLICK2LEARN, INC.

110 – 110TH AVENUE NE
BELLEVUE, WASHINGTON 98004

PROXY STATEMENT

April 30, 2002

      The accompanying proxy is solicited on behalf of the Board of Directors of Click2learn, Inc., a Delaware corporation, for use at the 2002 Annual Meeting of Stockholders be held at our headquarters, 110 – 110th Avenue NE, Bellevue, Washington 98004, on Wednesday, May 29, 2002 at 10:00 a.m., Pacific Daylight Time (the “Meeting”). This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about April 30, 2002. An annual report for the year ended December 31, 2001 is enclosed with this Proxy Statement.

Record Date; Quorum

      Only holders of record of our common stock at the close of business on April 5, 2002 (the “Record Date”) are entitled to vote at the Meeting. A majority of the shares outstanding on the Record Date will constitute a quorum for the transaction of business at the Meeting.

Outstanding Shares

      At the close of business on the Record Date, we had 24,259,946 shares of common stock outstanding and entitled to vote that were held of record by approximately 252 stockholders. We have been informed that as of the record date there were approximately 5,139 beneficial owners of our common stock.

Voting Rights; Required Vote

      Holders of our common stock are entitled to one vote for each share held as of the Record Date. Shares of common stock may not be voted cumulatively. In the event that a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter (a “broker non-vote”), then those shares will not be considered present and entitled to vote with respect to that matter, although they will be counted in determining whether or not a quorum is present at the Meeting.

      With respect to Proposal 1, the directors will be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. Broker non-votes and abstentions will have no effect on the election of directors.

      Approval of Proposal 2 requires the affirmative vote of a majority of the outstanding shares of common stock entitled to vote. Broker non-votes and abstentions will have the effect of a vote “against” Proposal 2.

      All votes will be tabulated by the inspector of elections appointed for the Meeting, who will separately tabulate affirmative votes, negative votes, abstentions and broker non-votes on each proposal.

Voting of Proxies

      The proxy accompanying this Proxy Statement is solicited on behalf of our Board of Directors (the “Board”) for use at the Meeting and any adjournment thereof. Stockholders are requested to complete, date and sign the accompanying proxy card and promptly return it in the enclosed envelope. All executed, returned proxies that are not revoked will be voted in accordance with the instructions contained therein. Returned signed proxies that give no instructions as to how they should be voted on a particular proposal at the Meeting will be counted as votes “for” such proposal (or, in the case of the election of directors, as a vote “for” election to the Board of all the nominees presented by the Board). So far as is known to the Board, no other matters are to be brought before the Meeting. However, as to any business that may properly come before the

Meeting, it is intended that proxies in the form enclosed will be voted in accordance with the judgment of the persons holding such proxies.

      We will pay the expenses of soliciting proxies in the enclosed form. Following the original mailing of the proxies and other soliciting materials, we will request brokers, custodians, nominees and other record holders to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and to request authority for the exercise of proxies. In such cases and upon the request of the record holders, we will reimburse such holders for their reasonable expenses. Proxies may also be solicited by our directors, officers and regular employees, without additional compensation, in person or by telephone.

Revocability of Proxies

      Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Meeting or at the Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by:

•	written notice delivered to us stating that the proxy is revoked,

•	a subsequent proxy that is signed by the person who signed the earlier proxy is presented at the Meeting, or

•	attendance at the Meeting and voting in person.

      Please note that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Meeting, you must bring to the Meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares and that the broker, bank or other nominee is not voting your shares.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

      The size of the Board is fixed by resolution of the Board and currently stands at nine members. Our Certificate of Incorporation and Bylaws divide the Board into three classes. The members of each class of directors serve for staggered three-year terms. Sally Narodick, Joseph DiNucci and Jonathan Klein are the Class I directors whose terms expire at this Annual Meeting of Stockholders. Sally Narodick and Jonathan Klein are standing for re-election to the Board and they and John W. Coné are the nominees for Class I directors.

      On July 10, 2001, the Board approved a resolution increasing the size of the Board to nine members by adding a third Class III director. At the same time, the Board appointed Vijay Vashee to fill the vacancy created by adding a Class III director. The terms of the other Class III directors (Bert Kolde and Edward Harris) expire upon the election and qualification of directors at the annual meeting of stockholders to be held in 2004. However, the resolution appointing Vijay Vashee specified that his term would expire at the next annual meeting of the stockholders and that at such annual meeting Vijay Vashee would be nominated for election by the stockholders to serve as a Class III director for a term expiring concurrently with that of the other Class III directors.

      The Board also includes three Class II directors (Kevin Oakes, Ronald S. Posner and Shelley Harrison), whose terms expire upon the election and qualification of directors at the Annual Meeting of Stockholders to be held in 2003.

      The Board has nominated and recommends that Sally Narodick, Jonathan Klein and John W. Coné be elected as Class I directors to hold office until the Annual Meeting of Stockholders to be held in the year 2005 and that Vijay Vashee be elected as Class III director to hold office until the Annual Meeting of Stockholders to be held in the year 2004, or until their successors have been duly elected and qualified or until their earlier death, resignation or removal.

      Shares represented by the accompanying proxy will be voted “for” the election of the nominees recommended by the Board unless the proxy is marked in such a manner as to withhold authority so to vote. If any nominee for any reason is unable to serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. We are not aware of any nominee who is unable or unwilling to serve as a director. Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Meeting and entitled to vote in the election of directors. The nominees for election as Directors who receive the greatest number of votes cast for the election of directors at the Meeting with a quorum being present will become directors at the conclusion of the tabulation of votes.

      Joseph DiNucci is not standing for re-election to the Board. Mr. DiNucci has served as a director since 1999. The Board has determined that it is in our best interests to have additional directors who are independent within the meaning of the Nasdaq Marketplace Rules relating to Audit Committee membership. Mr. DiNucci was formerly an executive officer and thus does not meet Nasdaq’s requirements for an independent director, and he has agreed not to stand for re-election. There has been no disagreement between us and Mr. DiNucci on any matter relating to our operations, policies or practices.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION
OF EACH OF THE NOMINEES NAMED ABOVE.

Nominees and Directors

      The following table sets forth the nominees for directors recommended to be elected at the Meeting and each director whose term of office will extend beyond or expire at the Meeting, the year such nominee or director was first elected a director, the principal positions held by the nominees and each director with Click2learn, the year each nominee’s or director’s term will expire, the class of each nominee and each director, and certain additional biographical information regarding the four nominees:

			Director		Term
Name of Nominee or Director	Age	Position with Click2learn	Since	Class	Expires

Nominees:
Sally Narodick	56	Director	1999	I	2005
Jonathan D. Klein(1)	41	Director	2000	I	2005
John W. Coné	51	None	—	I	2005
Vijay Vashee	50	Director	2001	III	2004

Continuing Directors:
Kevin Oakes	38	President, Chief Executive Officer and Chairman of the Board	1997	II	2003
Ronald S. Posner(1)	59	Director	1998	II	2003
Shelley Harrison, Ph.D.(1)	59	Director	1997	II	2003
Bert Kolde(2)	47	Director	1984	III	2004
Edward Harris(2)	45	Director	2001	III	2004

Non-continuing Director:
Joseph DiNucci	59	Director	1999	I	2002

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

      Ms. Narodick has served as a director since May 1999. Ms. Narodick is currently an independent consultant in the e-Learning industry. From September 2000 to March 2001, she worked with Click2learn’s management team advising on mergers and acquisitions, in addition to working with other non-competitive e-Learning companies. From October 1998 to September 2000, she was President and CEO of APEX Online Learning, Inc., which provides e-Learning courses to high school students. Prior to that, she was Chairman and CEO of Edmark Corporation, a publicly held educational software company, from 1989 until Edmark was sold to IBM in December 1996. From December 1996 through October 1998, she was an educational technology consultant working primarily for the Consumer Software Division of IBM. Ms. Narodick is a director of Penford Corporation, a publicly held complex carbohydrate company, Solutia, Inc., a publicly held specialty chemical company, and Puget Sound Energy, a publicly held gas and electric utility.

      Mr. Klein has served as a director since May 2000. Mr. Klein is the co-founder of Getty Images Inc., a leading provider of visual content that is publicly traded on Nasdaq, and has been its Chief Executive Officer and a director since founding the company in March 1995. In 1993, Mr. Klein co-founded Getty Investment Holdings L.L.C. and from 1993 to 1995, together with Mr. Mark Getty, formulated and implemented its strategy. From 1983 to 1993, Mr. Klein held various positions at Hambros Bank Limited, including serving on its Board of Directors from April 1989. Mr. Klein is a director of various companies, including Getty Investments L.L.C. and A Contemporary Theatre.

      Mr. Coné is a consultant and author in the field of organizational learning. From July 1995 until his retirement in August 2001 he served as Vice President of Learning & Development for Dell Computer. Prior to Dell, he served as Chief Learning Officer and Vice President of Human Resources for Sequent Computer Systems Inc, a computer hardware and software company acquired by IBM, from June 1991 to June 1995. Prior to Sequent, he served as Director of Corporate Educational Services for Motorola from February 1988 to May 1991, where was a founder and creator of Motorola University in 1990. Mr. Coné serves as the Chairman of the American Society of Training and Development and on the Board of Storied Learning, a privately-held e-Learning content company.

      Mr. Vashee has served as a director since July 2001. From 1982 to the present, Mr. Vashee served in various positions at Microsoft, including as General Manager for Microsoft Project from December 1992 to June 1998 and as General Manager for Power Point from January 1993 to January 1997. Mr. Vashee previously served as a board member of IntelliPrep Technologies, Incorporated prior to its acquisition by Click2learn in May 2001.

      Biographical information regarding our current and continuing directors is available at pages 9 through 11 of this Proxy Statement under “Directors and Executive Officers of Click2learn.”

Board of Directors Meetings and Committees

      Board of Directors. During 2001, the Board met six times, including telephone conference meetings, and acted by unanimous written consent four times. Except as set forth in the following table, no directors attended fewer than 75% of the aggregate number of meetings of the Board (held during the part of 2001 for which he or she was a director) and the number of meetings held by all committees of the Board on which such director served (during the part of 2001 that such director served).

Name of Director	Meeting Type	Meetings Held	Meetings Attended

Ronald S. Posner	Board	6	3
Jonathan D. Klein	Board	6	3
Shelley Harrison, Ph.D.	Board	6	4

      Standing committees of the Board include an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or a committee performing similar functions.

      Audit Committee. Mr. Posner, Mr. Klein and Dr. Harrison are the current members of the Audit Committee. The Audit Committee was established in connection with our initial public offering in June 1998 and its current charter was adopted on June 12, 2000. The current Audit Committee members were appointed on May 30, 2001 to meet the independence and financial literacy and experience requirements of the National Association of Securities Dealers listing standards. Prior to that date, the members of the Audit Committee were Mr. Kolde and Dr. Harrison. The Audit Committee’s primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the systems of internal controls that management and the Board have established, and the Company’s audit process.

      The Audit Committee as currently constituted and the Audit Committee as constituted prior to May 30, 2001 each met twice during 2001. The Report of the Audit Committee is at page 20 of this Proxy Statement.

      Compensation Committee. The Compensation Committee is currently comprised of Mr. Kolde and Mr. Harris. The Compensation Committee reviews and approves compensation and benefits for our executive officers, administers our stock option, stock purchase and equity incentive plans, and makes recommendations to the Board regarding such matters. During 2001 the Compensation Committee acted by written consent 30 times. Mr. Kolde was an executive officer from December 1984 until November 1994. The Compensation Committee Report on Executive Compensation is at page 14 of this Proxy Statement.

      Compensation Committee Interlocks and Insider Participation. Mr. Kolde and Mr. Harris are both “non-employee directors” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and “outside directors” as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended. No interlocking relationship exists between the Board or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Director Compensation

      We do not pay directors any cash fees for their service on the Board or any committee, but we reimburse all reasonable out-of-pocket expenses incurred in connection with their attendance at Board and committee meetings.

      Board members who are not our employees or employees of a parent, subsidiary or affiliate of ours are eligible to participate in the 1998 Directors Stock Option Plan (the “Directors Plan”). Option grants under the Directors Plan are automatic and non-discretionary, and the exercise price per share of such options is the fair market value of a share of common stock on the date of grant. Non-employee directors receive annual grants of 15,000 options on either June 11 (if such director was serving on the Board when the Directors Plan became effective) or on the date he or she first became a director and each anniversary thereof, if the director has served continuously as a member of the Board since the date of the initial grant.

      The term of these options is ten years, but they will terminate seven months following the date such director ceases to be a member of the Board or a consultant or twelve months if the termination is due to death or disability. All options granted under the Directors Plan will vest as to 2.78% of the shares each month after the date of grant for so long as the recipient continues as a director or a consultant. Additionally, immediately prior to our dissolution or liquidation or a “change in control” transaction, all options granted pursuant to the Directors Plan will accelerate and will be exercisable for a period of up to six months following the transaction, after which any unexercised options will expire.

PROPOSAL NO. 2 — AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

TO INCREASE THE NUMBER OF AUTHORIZED SHARES
OF COMMON STOCK AND PREFERRED STOCK

      The Board of Directors has adopted, subject to stockholder approval, an amendment to the first paragraph of Article IV of our Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock to 100,000,000 shares from 40,000,000 shares and to increase the number of authorized shares of Preferred Stock to 5,000,000 shares from 2,000,000 shares. No changes are proposed to the remainder of Article IV. The text of Article IV, as it is proposed to be amended, is as follows:

“The total number of shares of all classes of stock which the Corporation has authority to issue is One Hundred Five Million (105,000,000) shares consisting of two classes: One Hundred Million (100,000,000) shares of Common Stock, $.01 par value per share and Five Million (5,000,000) shares of Preferred Stock, $.01 par value per share.

The Board of Directors is authorized, subject to any limitations prescribed by the law of the State of Delaware, to provide for the issuance of the shares of Preferred Stock in one or more series, and, by filing a certificate of designation pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding). The number of authorized shares of Preferred Stock may also be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote, unless a vote of any other holders is required pursuant to a certificate or certificates establishing a series of Preferred Stock.

Except as otherwise expressly provided in any certificate of designation designating any series of Preferred Stock pursuant to the foregoing provisions of this Article IV, any new series of Preferred Stock may be designated, fixed and determined as provided herein by the Board of Directors without approval of the holders of Common Stock or the holders of Preferred Stock, or any series thereof, and any such new series may have powers, preferences and rights, including, without limitation, voting rights, dividend rights, liquidation rights, redemption rights and conversion rights, senior to, junior to or pari passu with the rights of the Common Stock, the Preferred Stock, or any future class or series of Preferred Stock or Common Stock.”

      Under our current Restated Certificate of Incorporation, we have the authority to issue 40,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock. As of the Record Date, there were 24,250,697 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding. As of that date, after taking into account the shares reserved for issuance (i) upon the exercise of stock options outstanding or available for grant pursuant to our stock option plans; (ii) pursuant to purchases made under our employee stock purchase plan; and (iii) upon the exercise of outstanding warrants, approximately 213,319 shares of Common Stock were available for issuance. The following table summarizes our capitalization as of the Record Date:

		Reserved	Reserved
		Shares	Shares
		Subject to	Available for
		Options	Grant of
	Total Shares	Outstanding	Options

Common Stock:
Total Common Shares Authorized	40,000,000
Less Shares Issued and Outstanding	(24,250,697)
Less Shares Reserved for:
1995 Combined Incentive and Non-qualified Stock Option Plan	(753,022)	753,022	0
1998 Equity Incentive Plan	(6,741,131)	4,150,629	2,590,502
1998 Directors Stock Option Plan	(487,500)	232,500	255,000
IntelliPrep Technologies, Inc. 2000 Equity Incentive Plan	(450,000)	438,680	11,320
1999 Employee Stock Purchase Plan	(3,459,412)
Warrants	(3,635,670)

Total Common Shares Available	222,568

Total Shares

Preferred Stock:
Total Preferred Shares Authorized	2,000,000
Less Shares Issued and Outstanding	—
Less Shares Reserved	—

Total Preferred Shares Available	2,000,000

      The proposed amendment would provide for an additional 60,000,000 shares of Common Stock and an additional 3,000,000 shares of Preferred Stock to be available for issuance. The additional Common Stock to be authorized by adoption of the proposed amendment would have rights identical to the currently outstanding Common Stock. The Preferred Stock may be issued by the Board in one or more series with such designations, powers, preferences and relative, participating, optional and other rights, including, without limitation, dividend rights, conversion rights, voting rights, redemption terms and liquidation preferences, and such qualifications and limitations as the Board may determine. No additional stockholder approval would be required under Delaware law to issue or set the terms of the Preferred Stock.

      Adoption of the proposed amendment and issuance of additional shares of Common Stock would not affect the rights of the holders of currently authorized and outstanding Common Stock, except for effects incidental to increasing the number of shares of Common Stock outstanding (upon issuance of such additional authorized shares), such as dilution of the earnings per share and voting power of current holders of Common Stock. Issuance of shares of Preferred Stock could affect the rights of the holders of Common Stock if the Preferred Stock, when issued, had rights and preferences senior to the Common Stock. The holders of Common Stock do not presently have preemptive rights to subscribe for the additional shares of Common Stock and Preferred Stock proposed to be authorized. The proposed amendment would not change the par value of the Common Stock or the Preferred Stock. If the amendment is adopted, it will become effective upon filing a Certificate of Amendment to our Restated Certificate of Incorporation with the Delaware Secretary of State. However, pursuant to Delaware law, the Board of Directors retains the discretion to abandon and not implement the proposed amendment.

      The purpose of the increase in authorized shares is to provide additional shares of Common Stock and Preferred Stock that could be issued for corporate purposes without further stockholder approval unless required by applicable law or regulation. We currently expect that reasons for issuing additional shares of either Common Stock or Preferred Stock will include acquisitions of other businesses or properties, establishing strategic relationships with other companies and securing additional financing for our operations through the issuance of additional shares or other equity-based securities. Reasons for issuing additional shares of Common Stock also include paying stock dividends or subdividing outstanding shares through stock splits and providing equity incentives to employees, officers or directors. The Board believes that it is in our best interest to have additional shares of Common Stock and Preferred Stock authorized at this time to alleviate the expense and delay of holding a special meeting of stockholders to authorize additional shares of Common Stock or Preferred Stock when the need arises.

      The proposal to increase the number of authorized shares of Common Stock and Preferred Stock is not part of any plan to adopt a series of amendments having an antitakeover effect, and management presently does not intend to propose antitakeover measures in future proxy solicitations. However, subject to the limitations of Delaware law and the National Association of Securities Dealers listing rules, it could be possible to use the additional shares of Common Stock and Preferred Stock to oppose a hostile takeover attempt or delay or prevent changes of control or changes in or removal of management. Although Delaware law imposes significant limitations on the ability of the Board to issue shares in such circumstances, it could be possible to sell shares of Common Stock or Preferred Stock without stockholder approval in a private transaction to investors opposed to such a transaction. Although the Board is motivated by business and financial considerations in proposing this amendment, and not by the threat of any attempt to accumulate shares or otherwise gain control (and the Board is not currently aware of any such attempts), stockholders nevertheless should be aware that approval of the amendment could, within the limitations of applicable law, facilitate efforts to deter or prevent changes of control in the future, including transactions in which the stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner.

      Our Certificate of Incorporation and Bylaws contain provisions that could make it more difficult for a third party to acquire a controlling interest without the consent of the Board. These provisions include a board consisting of three classes of directors serving staggered three-year terms, which would preclude electing a new Board at a single annual meeting; and advance notice of stockholder proposals and nominations as described on page 21 of this Proxy Statement and limitations on the persons that may call special stockholder meetings to the Chief Executive Officer, Chairman of the Board or a majority of the Board, either of which may make it more difficult for persons other than members of the Board to submit proposals for the approval of the stockholders. These provisions may delay or prevent a change of control, even if this change of control would benefit our stockholders. In addition, the authority granted to the Board by our Certificate of Incorporation to fix the designations, powers, preferences, rights, qualifications, limitations and restrictions of any class or series of the preferred stock could be used delay or prevent a change of control. None of these provisions will be affected by the proposed amendment.

THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT OF

CLICK2LEARN’S CERTIFICATE OF INCORPORATION

PROPOSAL 3 — RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

      We have selected KPMG LLP as our independent accountants to perform the audit of our financial statements for 2002, and the stockholders are being asked to ratify such selection. KPMG LLP has been engaged as our independent accountants since 1997. Representatives of KPMG LLP will be present at the Meeting, will have the opportunity to make a statement at the Meeting if they desire to do so, and will be available to respond to appropriate questions.

      Selection of our independent accountant is not required to be submitted to a vote of the stockholders for ratification. However, the Board is submitting this matter to the stockholders as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether to retain KPMG LLP, and may decide to retain that firm or another without re-submitting the matter to a vote of the stockholders. Even if the appointment is ratified, the Audit Committee and the Board may, in their discretion, appoint different independent accountants at any time during the year if they determine that such a change would be in the best interests of Click2learn and our stockholders.

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION

OF THE SELECTION OF KPMG LLP.

DIRECTORS AND EXECUTIVE OFFICERS OF CLICK2LEARN

      The following table sets forth certain information regarding the executive officers and directors of Click2learn as of the Record Date:

Name	Age	Position

Kevin M. Oakes	38	President, Chief Executive Officer and Chairman of the Board
John D. Atherly	43	Chief Financial Officer and Vice President, Finance and Administration
Sudheer Koneru	33	Executive Vice President, Customer Services
Srinivasan Chandrasekar	33	Senior Vice President, Technology
Steven Esau	39	Senior Vice President, General Counsel and Secretary
Richard P. Collins	43	Vice President, Business Development
Lee Maxey	39	Chief Learning Officer
Bert Kolde(1)	47	Director
Shelley Harrison, Ph.D.(2)	59	Director
Ronald S. Posner(2)	59	Director
Joseph DiNucci(3)	59	Director
Sally Narodick	56	Director
Jonathan D. Klein(2)	41	Director
Edward Harris(1)	45	Director
Vijay Vashee	50	Director

(1)	Member of the Compensation Committee

(2)	Member of the Audit Committee

(3)	Mr. DiNucci’s term expires at the Meeting and he will not stand for re-election

      Mr. Oakes has served as Chief Executive Officer since January 2000 and as Chairman of the Board since May 2001. Mr. Oakes has served as President since he joined Click2learn in September 1997. Prior to that time, Mr. Oakes was the President of each of Oakes Interactive, a custom content development company, Acorn Associates, an e-Learning consulting firm and TopShelf Multimedia, a reseller of e-Learning titles (the “Oakes Companies”) which he founded in March 1993, January 1996 and March 1997, respectively, and each of which Click2learn acquired in September 1997. Prior to forming the Oakes Companies, Mr. Oakes held positions at The Minnesota Mutual Life Insurance Company and Fidelity Investments. Mr. Oakes also serves on the Board of Directors of the American Society of Training & Development (ASTD), the Instructional Systems Association (ISA) and Development Dimensions International (DDI), a privately-held HR training firm.

      Mr. Atherly has served as Chief Financial Officer and Vice President, Finance and Administration since February 1995, and prior to that as Director of Finance and Operations, Treasurer and Secretary from February 1993. Mr. Atherly held various other positions since he joined Click2learn in June 1990, including Controller from February 1991 until February 1993. Prior to joining Click2learn, Mr. Atherly was a Finance and Operations Manager at MicroDisk Services, a software manufacturing services company.

      Mr. Koneru has served as Executive Vice President, Customer Services since January 2002 and as Executive Vice President, Products and Strategy from May 2001 until January 2002. Prior to joining Click2learn, he co-founded IntelliPrep Technologies, an e-Learning software company, in 2000 and served as IntelliPrep’s Chief Executive Officer until IntelliPrep was acquired by Click2learn in May 2001. From 1992 to 2000, Mr. Koneru served in various positions at Microsoft Corporation, most recently as Director/ Product Unit Manager for the consumer Windows division from 1998 to 2000.

      Mr. Chandrasekar has served as Click2learn’s Senior Vice President, Technology since May 2001. Mr. Chandrasekar was a co-founder of IntelliPrep and served as its Chief Technology Officer from March 2000 until IntelliPrep was acquired by Click2learn in May 2001. From 1993 to March 2000, he served in various positions at Microsoft in both managerial and technical leadership, including as head of Microsoft’s Metadirectory product development group from September 1999 to March 2000.

      Mr. Esau has served as General Counsel since October 1995, as Vice President and Secretary of Click2learn since January 1997 and as Senior Vice President since February 2002. Prior to that time, Mr. Esau served as Director of Legal Affairs from February 1995 until October 1995 and as counsel since joining Click2learn in February 1994. From 1988 until February 1994, he was in private law practice, first with Stoel Rives LLP in Seattle and then with his own law firm, where he focused on advising software and technology startup companies.

      Mr. Collins has served as Vice President, Business Development since May 2001 after serving as Senior Director, Business Development since August 1999. From September 1998 to August 1999, Mr. Collins served as Vice President of Media at Crisp Publications, Inc., a publisher of educational content. Prior to that, he served as Business Manager at Crisp Publications from September 1995 to September 1998.

      Mr. Maxey has served as Chief Learning Officer since December 2001. Prior to that, Mr. Maxey created corporate learning strategies for Fortune 500 clients while working at MINDMAX, Inc., a learning consulting firm from August 2000 until December 2001. During that time, Mr. Maxey also held the position of Director of Knowledge Products for the Allaire Corporation, a web software company. Mr. Maxey also served as Click2learn’s Director of Strategic Consulting from September 1997 through July 2000. Prior to that time, Mr. Maxey was the President of Acorn Associates and MINDMAX, Inc., which he co-founded in January 1996 and September 1990, respectively. Prior to founding MINDMAX, Inc., Mr. Maxey was Director of Training and Development for the National Academy of Integrative Learning, and taught Science in New York State Public Schools.

      Mr. Kolde has served as a director since December 1984. Mr. Kolde served as Executive Vice President of Click2learn from December 1984 until April 1993, and thereafter as President until November 1994. Mr. Kolde is Senior Vice President of Digeo, Inc., an interactive media company, and has served as Vice Chairman of the Seattle Seahawks and Portland Trail Blazers. Prior to joining Click2learn, Mr. Kolde was the Vice President of Management Reporting of Seafirst Corporation.

      Dr. Harrison has served as a director since September 1997. Dr. Harrison serves as Chairman and Chief Executive Officer of SPACEHAB, Inc., a developer of habitable modules for the United States space shuttle fleet. From 1987 until its dissolution in December 1998, Dr. Harrison was a Managing General Partner of Poly Ventures, Limited Partnership, a venture capital fund. Prior to that time, Dr. Harrison co-founded and served as Chairman and Chief Executive Officer of Symbol Technologies, Inc., a provider of bar code laser scanners and portable terminals. Dr. Harrison is also a director of Netmanage, Inc. and Safenet, Inc., as well as several private technology companies.

      Mr. Posner has served as a director of Click2learn since September 1998. Mr. Posner is Chairman of NetCatalyst, a high technology mergers and acquisitions firm, and a founding general partner of PS Capital LLC, an angel venture capital firm. Mr. Posner has over 25 years experience in the technology industry, having held CEO positions with a number of high technology companies, including Peter Norton Computing, a PC utilities software company. He has been an active investor and advisor to a number of Internet companies including PrizeCentral.com (now called Flipside.com and part of Vivendi-Universal Net Group), tunes.com (now part of Universal Music Group), Spinner.com (now part of AOL Time Warner), STV.com (now part of Sonic Foundry), Match.com (now part of TicketMaster City Search, Inc.), and Novatel Wireless.

      Mr. DiNucci has served as a director since May 1999. Mr. DiNucci is currently a principal in Sextant Technologies, an Internet start up, and Sensei Partners LLC, a venture capital firm. Mr. DiNucci served as Click2learn’s Senior Vice President, Worldwide Sales from October 1998 through July 1999 and as Executive Vice President from July 1999 through December 2000. Prior to joining Click2learn, Mr. DiNucci was the

Vice President of Business Development for E.piphany, Inc, a customer relationship management software company. Previously, Mr. DiNucci spent five years at Silicon Graphics as Vice President of Marketing. Prior to that Mr. DiNucci was the Senior Vice President and General Manager of MIPS Computer Systems. Prior to MIPS, Mr. DiNucci spent seventeen years at Digital Equipment Company, where he held a variety of positions, including general manager of DEC’s workstation business. Mr. DiNucci is a director of Rand Technologies in Toronto, and Muse Communications, a private Internet services company.

      Ms. Narodick has served as a director since May 1999. Ms. Narodick is currently an independent consultant in the e-Learning industry. From September 2000 to March 2001, she worked with Click2learn’s management team advising on mergers and acquisitions, in addition to working with other non-competitive e-Learning companies. From October 1998 to September 2000, she was President and CEO of APEX Online Learning, Inc., which provides e-Learning courses to high school students. Prior to that, she was Chairman and CEO of Edmark Corporation, a publicly held educational software company, from 1989 until Edmark was sold to IBM in December 1996. From December 1996 through October 1998, she was an educational technology consultant working primarily for the Consumer Software Division of IBM. Ms. Narodick is a director of Penford Corporation, a publicly held complex carbohydrate company, Solutia, Inc., a publicly held specialty chemical company, and Puget Sound Energy, a publicly held gas and electric utility.

      Mr. Klein has served as a director since May 2000. Mr. Klein is the co-founder of Getty Images Inc., a leading provider of visual content that is publicly traded on Nasdaq, and has been its Chief Executive Officer and a director since founding the company in March 1995. In 1993, Mr. Klein co-founded Getty Investment Holdings L.L.C. and from 1993 to 1995, together with Mr. Mark Getty, formulated and implemented its strategy. From 1983 to 1993, Mr. Klein held various positions at Hambros Bank Limited, including serving on its Board of Directors from April 1989. Mr. Klein is a director of various companies, including Getty Investments L.L.C. and A Contemporary Theatre.

      Mr. Harris has served as a director since May 2001. Mr. Harris is a Senior Investment Analyst for Vulcan Ventures Inc. Prior to that Mr. Harris served as Chief Financial Officer for three early stage companies: Claircom Communications Group, L.P., an affiliate of McCaw Cellular Incorporated, and provider of specialized air-to-ground wireless communications services; Starwave Incorporated, a leading Internet company, which was founded by Paul G. Allen, the co-founder of Microsoft; and Mirror Software, Inc., a provider of medical imaging software. From 1985 to 1992, Mr. Harris was an investment banker, for Salomon Brothers Inc from 1985 to 1990, and for Sumishin Capital from 1990 to 1992. Mr. Harris is a director of First Virtual Communications, Inc. and RCN Corporation, as well as several private companies.

      Mr. Vashee has served as a director since July 2001. From 1982 to the present, Mr. Vashee served in various positions at Microsoft, including as General Manager for Microsoft Project from December 1992 to June 1998 and as General Manager for Power Point from January 1993 to January 1997. Mr. Vashee previously served as a board member of IntelliPrep Technologies, Incorporated prior to its acquisition by Click2learn in May 2001.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of the Record Date, by: (1) each person who is known to us to own beneficially more than 5% of our common stock, (2) each director and nominee, (3) each of the Named Executive Officers and (4) all directors and executive officers as a group.

		Percentage of
	Number of Shares	Common Stock
Name of Beneficial Owner	Beneficially Owned	Beneficially Owned(1)

Paul G. Allen(2)	6,928,216	28.11%
WM Advisors Inc.(3)	2,736,037	11.28
Capital Guardian Trust Company(4)	1,996,000	8.23
Kevin M. Oakes(5)	568,027	2.33
John D. Atherly(6)	159,072	*
Douglas Foster(7)	123,544	*
Steven Esau(8)	122,766	*
Bert Kolde(9)	88,957	*
Joseph DiNucci(10)	55,362	*
Ronald S. Posner(11)	46,875	*
Richard P. Collins(12)	37,258	*
Sally Narodick(13)	32,915	*
Vijay Vashee(14)	30,735	*
Shelley Harrison, Ph.D.(15)	29,944	*
Jonathan D. Klein(16)	15,000	*
Edward Harris(17)	8,000	*
John W. Coné	0	*
All officers, directors and nominees as a group (17 persons)(18)	2,071,845	8.09

*	Less than 1% of outstanding common stock

(1)	Percentage ownership is based on 24,259,946 shares outstanding as of the Record Date. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options or warrants but are not deemed outstanding for computing the percentage ownership of any other person. The addresses for each holder of more than 5% of our common stock are as follows:

Paul G. Allen
Vulcan Ventures, Inc.
505 Union Station
505 Fifth Avenue South, Suite 900
Seattle, Washington 98104

WM Advisors Inc.
1201 Third Avenue
22nd Floor
Seattle, Washington 98101

Capital Guardian Trust Company
Capital Group International, Inc.
11100 Santa Monica Blvd.
Los Angeles, California 90025

Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2)	Includes 616,120 shares held of record by Vulcan Ventures, Inc. and 387,096 shares issuable upon exercise of a warrant issued to Vulcan Ventures, Inc. Mr. Allen is the sole shareholder of Vulcan Ventures, Inc. and may be deemed to have shared voting and investment power with respect to such shares. Mr. Allen is the founder of Click2learn.

(3)	Based on publicly available information filed with the SEC on Form 13F on December 31, 2001.

(4)	Based on publicly available information filed with the SEC on Form 13G on December 31, 2001 by Capital Guardian Trust Company and Capital Group International, Inc. Represents shares held on behalf of institutional clients for which Capital Guardian Trust Company serves as the investment manager. Capital Group International, Inc. is the parent company of Capital Guardian Trust Company. Capital Guardian Trust Company and Capital Group International, Inc. disclaim beneficial ownership of such shares.

(5)	Includes 115,582 shares subject to stock options exercisable within 60 days of the Record Date.

(6)	Includes 146,263 shares subject to stock options exercisable within 60 days of the Record Date.

(7)	Includes 19,875 shares subject to stock options exercisable within 60 days of the Record Date.

(8)	Includes 117,812 shares subject to stock options exercisable within 60 days of the Record Date.

(9)	Represents shares subject to stock options exercisable within 60 days of the Record Date.

(10)	Includes 53,533 shares subject to stock options exercisable within 60 days of the Record Date.

(11)	Includes 26,875 shares subject to stock options exercisable within 60 days of the Record Date and 20,000 shares held of record by PS Capital LLC. Mr. Posner is a principal of PS Capital LLC and may be deemed to have shared voting and investment power with respect to such shares. Mr. Posner disclaims beneficial ownership of shares held by PS Capital LLC except to the extent of his pecuniary interest therein.

(12)	Includes 35,625 shares subject to stock options exercisable within 60 days of the Record Date.

(13)	Includes 32,915 shares subject to stock options exercisable within 60 days of the Record Date.

(14)	Includes 7,429 shares subject to stock options exercisable within 60 days of the Record Date.

(15)	Includes 28,957 shares subject to stock options exercisable within 60 days of the Record Date and 144 shares held of record by Dr. Harrison’s spouse.

(16)	Represents shares subject to stock options exercisable within 60 days of the Record Date.

(17)	Includes 5,000 shares subject to stock options exercisable within 60 days of the Record Date.

(18)	Represents the shares described in footnotes (5) — (17), plus an additional 753,390 shares beneficially owned by three other executive officers, of which 26,376 are shares subject to stock options exercisable within 60 days of the Record Date and 250,429 are shares held by the spouses of two of such executive officers.

REPORT ON EXECUTIVE COMPENSATION

      This report of the Compensation Committee is required by the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

      Final decisions regarding executive compensation and stock option grants to executives and employees are made by the Compensation Committee of the Board. The Compensation Committee is composed of two independent non-employee directors.

General Compensation Policy

      The Compensation Committee acts on behalf of the Board to establish the general compensation policy for executive officers of Click2learn. Executive compensation generally consists of base salary, bonus or revenue-based incentive compensation (for executives with direct revenue generating responsibility), stock options and participation in benefit plans generally available to Click2learn employees. The Compensation Committee reviews and approves the general executive bonus plan and individual incentive compensation plans for certain executive officers who do not participate in the general executive bonus plan at or about the beginning of each year. The Compensation Committee also administers Click2learn’s incentive and equity plans, including the 1998 Equity Incentive Plan (the “Incentive Plan”), the 1998 Directors Stock Option Plan (the “Directors Plan”) and the 1999 Employee Stock Purchase Plan (the “Purchase Plan”).

      The Compensation Committee’s general philosophy in compensating executive officers, including the Chief Executive Officer, is to relate compensation to corporate performance. Long-term equity incentives for executive officers are accomplished through grants of stock options under the Incentive Plan. Stock options generally have value for the executive only if the price of Click2learn’s stock increases above the fair market value on the grant date and the executive remains employed by Click2learn for the period required for the shares to vest. In addition, the executive bonus plan or individual incentive compensation plans account for a significant portion of the target compensation for executive officers. Bonuses are determined by corporate and individual performance targets, while executives with revenue generating responsibility have incentive compensation plans tied to the revenue for which they are responsible.

      The base salaries and stock option grants of the executive officers are determined in part by the Compensation Committee informally reviewing data on prevailing compensation practices in technology companies with whom Click2learn competes for executive talent and by their evaluating such information in connection with Click2learn’s corporate goals. To this end, the Compensation Committee attempts to compare the compensation of Click2learn’s executive officers with the compensation practices of comparable companies to determine base salary, target bonuses and target total cash compensation. With respect to the compensation of executive officers other than the CEO, the Compensation Committee also gives significant weight to the recommendations of the CEO. Salaries of executive officers other than the CEO are reviewed and adjusted from time to time, generally in conjunction with annual performance reviews. In addition to their base salaries, Click2learn’s executive officers, including the CEO, are each eligible to participate in the Incentive Plan and the Purchase Plan.

      In preparing the stock price performance graph included with this Proxy Statement, Click2learn used the Nasdaq Computer Index as its published line of business index. However, the compensation practices of most of the companies in the Nasdaq Computer Index are not reviewed by the Compensation Committee when setting executive salaries because such companies generally are not competitive with Click2learn for executive talent.

Executive Compensation

      Base Compensation. In 2001, the Compensation Committee reviewed the recommendations, performance and market data outlined above to establish a base salary level for each executive officer, including the CEO.

      Incentive Compensation. Under the 2001 executive bonus plan, bonuses were to be paid in the quarter following any quarter in which Click2learn met year-to-date corporate financial performance goals established by the Board. During 2001, Click2learn did not pay cash bonuses to its executive officers. Bonuses will be paid in 2002 only if corporate and individual performance goals are met. Certain executives with revenue generating responsibility do not participate in the executive bonus plan, but have incentive compensation plans tied to the revenue for which they are responsible.

      Stock Options. Stock options are granted to executive officers as incentives to become employees or to aid in the retention of executive officers and to align their interests with those of the stockholders. Stock options typically have been granted to executive officers when the executive first joins Click2learn, in connection with a significant change in responsibilities and to reward continued performance. The Compensation Committee may, however, grant additional stock options to executives for other reasons. The number of shares subject to each stock option granted is within the discretion of the Compensation Committee and is based on anticipated future contribution and ability to impact corporate and/or business unit results, past performance or consistency within the executive’s peer group. In the discretion of the Compensation Committee, executive officers may also be granted stock options under the Incentive Plan to provide a greater incentive to continue their employment with Click2learn and to strive to increase the value of Click2learn’s common stock.

      Company Performance and CEO Compensation. Mr. Oakes’ compensation during 2001 was fixed by an Employment Agreement approved by the Compensation Committee in January 2000. That Employment Agreement expired in January 2002 and a new Employment Agreement was approved in March 2002. Mr. Oakes’ Employment Agreements are described in more detail on page 18 of this Proxy Statement. Mr. Oakes did not receive bonus compensation in 2001. He received a grant of 225,000 stock options in July 2001.

      Compliance with Section 162(m) of the Internal Revenue Code of 1986. Click2learn intends to comply with the requirements of Section 162(m) of the Internal Revenue Code. The Incentive Plan is already in compliance with Section 162(m) by limiting stock awards to Named Executive Officers. Click2learn does not expect cash compensation for any executive officer during 2002 to be in excess of $1,000,000 or consequently to be affected by the requirements of Section 162(m).

THE COMPENSATION COMMITTEE

Bert Kolde, Chairman
Edward Harris

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth certain summary information concerning the compensation awarded to, earned by, or paid for services rendered to Click2learn in all capacities during the year ended December 31, 2001 by our Chief Executive Officer and four most highly compensated executive officers, other than the Chief Executive Officer, who were serving as executive officers at the end of 2001 (collectively, the “Named Executive Officers”).

					Long Term
					Compensation
					Awards

		Annual Compensation			Securities
					Underlying
Name and Principal Position(1)	Year	Salary	Bonus		Options(#)

Kevin M. Oakes	2001	$245,192	—		225,000
President and Chief Executive Officer	2000	244,615	$85,058	(2)	100,000
	1999	150,000	14,135	(3)	40,000
John D. Atherly	2001	$171,635	—		70,000
Chief Financial Officer and Vice President,	2000	159,538	$43,904	(2)	—
Finance and Administration	1999	126,000	10,177	(3)	65,000
Steven Esau	2001	$132,404	—		39,375
Senior Vice President, General Counsel	2000	125,711	$45,470	(2)	—
and Secretary	1999	105,000	8,660	(3)	35,000
Douglas Foster	2001	$122,210	$2,417		26,250
Vice President, Strategic Consulting	2000	90,553	53,764	(2)	—
	1999	79,231	63,745	(3)	5,000
Richard P. Collins	2001	$98,077	$4,173		20,000
Vice President, Business Development	2000	92,308	19,671	(2)	30,000
	1999	28,846	13,875	(2)	20,000

(1)	The following individuals would have been included in the Named Executive Officers had they been with Click2learn for all of 2001 at their current annual compensation: Sudheer Koneru, Executive Vice President, Customer Services; and Srinivasan Chandrasekar, Senior Vice President, Technology.

(2)	Includes certain bonus or incentive compensation/ commissions earned in 1999 but not paid until 2000, and does not include bonus or incentive compensation/ commissions earned in 2000 but not paid in 2000.

(3)	Includes certain bonus or incentive compensation/ commissions earned in 1998 but not paid until 1999, and does not include bonus or incentive compensation/ commissions earned in 1999 but not paid in 1999.

Option and SAR Grants in Fiscal 2001

      The following table sets forth certain information regarding stock options granted to each of the Named Executive Officers during the year ended December 31, 2001. No stock appreciation rights were granted in the year ended December 31, 2001.

	Individual Grants(1)

		Percent of
		Total			Potential Realizable
	Number of	Options			Value at Assumed Annual
	Securities	Granted to	Exercise		Rates of Appreciation for
	Underlying	Employees	or Base		Option Terms(2)
	Options	in Fiscal	Price Per	Expiration
Name	Granted(#)	Year(3)	Share(4)	Date	5%	10%

Kevin Oakes	225,000	7.62%	$2.21	7/19/11	$312,718	$792,489
John D. Atherly	30,000	1.02	2.21	7/19/11	41,696	105,665
	40,000	1.35	2.50	12/14/11	74,489	170,974
Steven Esau	6,875	0.23	3.19	2/28/11	13,792	34,953
	7,500	0.25	2.21	7/19/11	10,424	26,416
	25,000	0.85	2.50	12/14/11	39,306	99,609
Douglas Foster	1,250	0.04	3.19	2/28/11	2,508	6,355
	25,000	0.85	3.80	8/31/11	59,745	151,406
Richard P. Collins	12,500	0.42	3.19	2/28/11	25,077	63,550
	7,500	0.25	2.21	7/19/11	10,424	26,416

(1)	Options were granted under the Incentive Plan. These options become exercisable with respect to 25% of the shares covered by the option on the first anniversary of the date of grant and with respect to an additional 2.78% of theses shares each month thereafter. The Incentive Plan provides that upon a change in control transaction or sale of substantially all of Click2learn’s assets, the options may be assumed, converted or replaced by substantially equivalent awards and that if the acquiring entity fails to do so, the options become fully exercisable immediately prior such transaction. Mr. Oakes’ Employment Agreement, which is described on page 18, includes additional terms with respect to the vesting of his options. All options have a term of ten years.

(2)	Potential realizable value is based on the assumption that common stock appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the ten-year term. These numbers are calculated based on SEC requirements and do not reflect our projection or estimate of future stock price growth.

(3)	We granted options to purchase an aggregate of 2,953,685 shares of common stock to all employees during 2001, which includes options to purchase 450,000 shares resulting from the assumption and conversion of options to purchase shares of IntelliPrep originally granted by IntelliPrep and assumed by Click2learn in connection with the acquisition of IntelliPrep in May 2001.

(4)	Options were granted at an exercise price equal to the fair market value of our common stock as determined by its closing price on the Nasdaq National Market on the date of grant, to the nearest whole cent.

Fiscal Year End Option Values

      The following table sets forth for each of the Named Executive Officers the number and year-end value of exercisable and unexercisable options for the year ended December 31, 2001. None of the Named Executive Officers exercised options in 2001.

	Number of Securities		Value of Unexercised
	Underlying Unexercised		In-the-Money Options
	Options at 12/31/01(1)		at 12/31/01(2)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Kevin M. Oakes	105,166	277,084	—	$177,750
John D. Atherly	144,701	71,875	$74,785	43,700
Steven Esau	113,594	40,313	50,073	18,425
Douglas Foster	19,250	26,250	—	—
Richard P. Collins	24,166	45,834	—	5,925

(1)	Options shown were granted under both the Incentive Plan and the 1995 Combined Incentive and Non-qualified Stock Option Plan. All options have a term of ten years.

(2)	Based on the closing price of our common stock on the Nasdaq National Market on December 31, 2001 of $3.00 per share, net of exercise price.

Employment Agreements

      In connection with Mr. Oakes’ becoming President and Chief Executive Officer and relocating to our headquarters in Bellevue, Washington, on January 19, 2000 we entered into an Employment Agreement with Mr. Oakes with a term of two years. That agreement expired in January 2002. On March 21, 2002, we entered into a new two-year Employment Agreement with Mr. Oakes on substantially the same terms as the prior Employment Agreement. Pursuant to this agreement, Mr. Oakes will receive an annual salary of $250,000, have a target bonus of 40% of his annual salary, and be eligible to receive a maximum bonus of 100% of his annual salary. If Mr. Oakes is terminated without cause (including termination resulting from a merger, change in control or acquisition of Click2learn or substantially all of its assets) prior to the end of the agreement term, Mr. Oakes will be entitled to receive severance pay equal to his salary for the greater of the remaining term of the Employment Agreement or six months. In the event of certain transactions that result in a control of Click2learn or the sale of substantially all of its assets, all of Mr. Oakes unvested options will accelerate and become exercisable immediately prior to the closing of such a transaction.

COMPANY STOCK PRICE PERFORMANCE

      The stock price performance graph below is required by the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.

      The graph below compares the cumulative total stockholder return on (1) the common stock of Click2learn with (2) the Nasdaq Composite Index and (3) the Nasdaq Computer Index from June 12, 1998 (the effective date of Click2learn’s registration statement with respect to the Click2learn initial public offering) to December 31, 2001 (assuming the investment of $100 in the Click2learn’s common stock and in each of the other indices on the date of Click2learn’s initial public offering, and reinvestment of all dividends).

      The comparisons in the graph below are based on historical data and are not intended to forecast the possible future performance of Click2learn’s common stock.

	Click2learn	Nasdaq Composite	Nasdaq Computer

6/12/98	100.00	100.00	100.00
6/30/98	82.00	109.00	114.00
9/30/98	58.00	97.00	115.00
12/31/98	40.00	126.00	153.00
3/31/99	43.00	141.00	176.00
6/30/99	38.00	154.00	187.00
9/30/99	82.00	157.00	203.00
12/31/99	101.00	233.00	313.00
3/31/00	130.00	262.00	364.00
6/30/00	160.00	227.00	316.00
9/30/00	134.00	210.00	286.00
12/31/00	89.00	142.00	175.00
3/31/01	12.00	105.00	120.00
6/30/01	15.00	124.00	146.00
9/30/01	24.00	86.00	91.00
12/31/01	27.00	112.00	132.00

      Prior to June 12, 1998 our common stock was not publicly traded. Comparative data is provided only for the period since that date. The stock price performance shown on the graph above is not necessarily indicative of future price performance. Information used in the graph was obtained from the Nasdaq National Market, a source believed to be reliable, but we are not responsible for any errors or omissions in such information.

REPORT OF THE AUDIT COMMITTEE

      The current members of the Audit Committee (Mr. Posner, Mr. Klein and Dr. Harrison) were appointed on May 30, 2001. Prior to that date, its members were Dr. Harrison and Mr. Kolde. Each current member of the Audit Committee is independent and has the necessary financial expertise in accordance with the National Association of Securities Dealers listing standards. Prior to May 30, 2001, one of the two members of the Audit Committee was independent and both had the necessary financial expertise in accordance with the foregoing standards.

      The Board has adopted a written charter for the Audit Committee. The current Audit Committee met twice during 2001 and has reviewed and discussed Click2learn’s audited financial statements included in the Annual Report on Form 10-K with management and KPMG LLP, Click2learn’s independent auditors. The current Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 as amended. The current Audit Committee also discussed with the independent auditors such auditors’ independence from Click2learn and its management and has reviewed and discussed the written disclosures and letter from the independent auditors required by Independence Standards Board Standard No. 1. Based on the reviews and discussions described above, the Audit Committee recommended to the Board that Click2learn’s audited financial statements be included in Click2learn’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

      The aggregated fees billed for professional services rendered by KPMG LLP for the year ended December 31, 2001 are as follows:

•	Audit Fees (for the audit of our annual financial statements for the year ended December 31, 2001 and reviews of our quarterly financial statements)	$119,000
•	Financial Information Systems Design and Implementation Fees (for designing or implementing a hardware or software system that aggregates source data underlying our financial statements or generates information that is significant to the financial statements taken as a whole)	None
•	All Other Fees (for all other services rendered during the year ended December 31, 2001, excluding the audit of our annual financial statements for the year ended December 31, 2001)	$19,000

      The current Audit Committee has considered whether the provision of financial information and systems design and implementation services and other services is compatible with maintaining the independence of KPMG LLP. None of the hours expended on KPMG’s LLP’s engagement to audit our financial statements for the year ended December 31, 2001 were attributed to work performed by persons other than the full-time, permanent employees of KPMG LLP.

THE AUDIT COMMITTEE

Ronald S. Posner, Chairman
Jonathan D. Klein
Shelley Harrison, Ph.D.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Since January 1, 2001 there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we or any of our subsidiaries was or is to be a party in which the amount involved exceeded or will exceed $60,000 and in which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than compensation agreements and other arrangements, which are described where required in “Executive Compensation.”

STOCKHOLDER PROPOSALS

      Proposals which stockholders wish to be considered for inclusion in the Proxy Statement and proxy card for the 2003 Annual Meeting of Stockholders must be received by the Secretary at our principal executive offices by January 2, 2003 and must comply with the requirements of Rule 14a-8 under the Exchange Act.

      In addition, our Bylaws include advance notice provisions that require stockholders desiring to bring nominations or other business before an annual stockholders meeting to do so in accordance with the terms of the advance notice provisions. These advance notice provisions require that, among other things, stockholders give timely written notice to the Secretary regarding such nominations or other business. To be timely, a notice must be delivered to the Secretary at our principal executive offices no earlier than February 28, 2003 and no later than March 30, 2003 in order to be considered at the meeting, unless such meeting is held before April 29, 2003 or after July 28, 2003, in which case such proposals must be received by the Secretary at our principal executive offices no earlier than the close of business on the 90th day prior to meeting date and no later than the later of (i) the close of business on the 60th day prior to the meeting date or (ii) the close of business on the 10th day following the day we first make a public announcement of the meeting date.

      Notwithstanding the foregoing, if the number of Class II directors to be elected at the meeting is increased and we make no public announcement before March 20, 2003 (or if such meeting is held before April 29, 2003 or after July 28, 2003, then before the 70th day prior to the meeting date) naming all of the nominees for Class II directors or specifying the increased number of Class II directors to be elected at the meeting, then proposals for nominees for any new positions created by the increase in the number of Class II directors (but not proposals for any other business) must be received by the Secretary at our principal executive offices no later than the close of business on the 10th following the day we first make a public announcement of an increase in the number of Class II directors.

      We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. In addition, if we receive notice of a shareholder proposal after March 16, 2003, the persons named as proxies in the proxy statement for the 2003 annual meeting will have discretionary authority to vote such proposal at such annual meeting.

      Our Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the year ended December 31, 2001 is available without charge at www.click2learn.com/investor or by writing to or calling our headquarters. Requests should be directed to our Investor Relations Department at 110 – 110th Avenue NE, Bellevue, Washington 98004, or ir@click2learn.com.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

      Section 16 of the Exchange Act requires directors and officers, and persons who own more than 10% of Click2learn’s common stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the Nasdaq National Market. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms provided to us, we believe that Joseph DiNucci did not file a Form 4 with respect to the sale of 7,000 shares of common stock in May 2001 and that Edward Harris did not file a Form 3 when he first became a director and did not file a Form 4 in connection with the acquisition of 3,000 shares of common stock in August 2001. These transactions and ownership positions were subsequently reported on Form 5 by both individuals.

OTHER BUSINESS

      The Board does not presently intend to bring any other business before the Meeting, and, so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING,

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE
ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO
THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING.

PROXY

Click2learn, Inc.
110 – 110th Avenue NE
Bellevue, Washington 98004

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
MAY 29, 2002 ANNUAL MEETING OF STOCKHOLDERS OF CLICK2LEARN, INC.

The undersigned hereby appoints Kevin Oakes, John D. Atherly and Steven Esau and each of them as proxies, each with full powers of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock of Click2learn, Inc. (“Click2learn”) held of record by the undersigned on April 5, 2002, at the Annual Meeting of Stockholders of Click2learn to be held on May 29, 2002 and at any continuations or adjournments thereof.

This Proxy, when properly executed and returned in a timely manner, will be voted at the Annual Meeting and any adjournments or postponements thereof in the manner described herein. If no contrary indication is made, the proxy will be voted FOR the Director nominees, FOR Proposals 2 and 3 and in accordance with the judgment of the persons named as proxies herein on any other matters that may properly come before the Annual Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING
THE ENCLOSED ENVELOPE.

(Continued and to be signed and dated on reverse side.)

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The Board of Directors unanimously recommends that you vote FOR the Class III Director nominees and FOR Proposals 2 and 3	Please mark your votes as in this X example.

1.	Election of Directors

FOR all nominees listed below except as marked	WITHHOLD AUTHORITY to vote for all nominees.

To withhold authority to vote for any individual nominee, strike a line through that nominee’s name:

Class I Nominees:	01 Sally Narodick 02 Jonathan Klein 03 John Coné

Class III Nominee:	04 Vijay Vashee

2.	PROPOSAL to approve the amendment to Click2learn’s Certificate of Incorporation to increase the authorized common stock from 40,000,000 shares to 100,000,000 shares and to increase the authorized preferred stock from 2,000,000 shares to 5,000,000 shares.

FOR	AGAINST	ABSTAIN

3.	PROPOSAL to ratify the appointment KPMG LLP as independent auditors for 2002.

FOR	AGAINST	ABSTAIN

In accordance with their judgment, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY CARD AND RETURN IT PRIOR TO THE MEETING IN THE ENCLOSED ENVELOPE. PLEASE CHECK THE FOLLOWING BOX IF YOU PLAN TO ATTEND THE MEETING IN PERSON SO CLICK2LEARN CAN PLAN APPROPRIATELY.

Signature(s) ____________________________________________________________________ Date: _______________, 2002
This Proxy must be signed exactly as your name appears hereon. If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

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